Exhibit 99

Z Trim Holdings Inc. Releases Letter to Shareholders From CEO

Thursday June 22, 9:30 am ET

MUNDELEIN,  Ill., June 22 /PRNewswire-FirstCall/ -- Z Trim Holdings, Inc. (Amex:
ZTM - News; Former name Circle Group Holdings, Inc.) (Amex: CXN - News):

June 22, 2006

Dear Valued Shareholder,

Today marks the dawn of a new era for our company. We are now Z Trim Holdings, Inc. and our AMEX trading symbol has been changed to ZTM. Going forward, our focus will be solely on Z Trim and Z Trim related products. There have been many exciting developments over the past few months leading up to the company name change.

South America looks to be very promising for us. Based on success we have been having in Columbia, Chile, Brazil and elsewhere in the region, Z Trim was recently selected as one of the top five new ingredients at the Food Ingredient South America (FISA) show in Sao Paulo, Brazil. Dr. Triveni Shukla, VP of Technology for Z Trim Holdings, and Rick Harris, VP of Sales, will represent us at FISA, one of the largest food shows in the world.

Now, Z Trim is also being used in several other countries for a variety of food applications by manufacturers, processors, and food service companies in Japan, the UK, Australia and the Philippines, as well as the United States. Interest everywhere is on the rise, and our manufacturing facility has gone to three shifts, five days a week.

Our R&D team of Dr. Shukla, and Eric and Dari Carre of Amazing Food Creations, have been working closely with our existing and potential customers to develop a variety of new and creative Z Trim applications, enabling us to advance our markets with a multi-faceted approach.

In the coming months, we will endeavor to meet increasing market demand by aggressively building and growing customer relationships and marketing alliances throughout the food industry. As we look forward to the successes ahead, we wish to express our sincere appreciation to you for sharing in our vision and for supporting it throughout.


    Best regards,


    /s/ Gregory J. Halpern
    -----------------------
    Gregory J. Halpern
    Chairman & Chief Executive Officer

About Z-Trim(R)

Z-Trim, http://ztrim.com/ is a natural zero calorie fat-substitute made from the hulls of corn, oats, soy, rice, and barley that lowers 25% to 50% of calories from fats in most foods without negatively affecting taste or texture. Z-Trim generally can't be detected by consumers when formulated correctly in dairy, dressings, dips, sauces, baked goods, processed meats, snack foods, cookies, pies, cakes, icings, brownies, bars, ice cream, milk shakes and many other foods. It improves texture significantly; makes meats juicier, baked goods moister, dips creamier. Z-Trim lets you to eat more of the foods you love without fear of weight gain and allows you to lose weight without giving up the foods you love. Z-Trim adopts the flavor and mouth feel of most recipes and has been proven in studies that a majority of consumers prefer Z-Trim foods over their full-fat counterparts. Z-Trim can substantially reduce harmful Trans and saturated fats and adds healthy insoluble and soluble dietary fiber which can be beneficial to heart patients and diabetics. Z-Trim can improve digestion without any negative side effects sometimes associated with other fat substitutes. Z-Trim has been featured on Fox News "Your World w/ Neil Cavuto"; USA Today, Chicago Tribune, as well as local affiliates of NBC, FOX and CBS.

Forward-Looking Statements and Risk Factors

Statements made in this news release that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as "believes," "anticipates," "plans," or "expects," and other statements which are not historical facts contained in this release are forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements. Reference is made to the Company's filings with the Securities and Exchange Commission for a more complete discussion of such risks and uncertainties.

    Contact:  Steve Cohen
    Voice:    847-549-6002
    Email:    ir@crgq.com